                                                                   EXHIBIT 25.11



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          ____________________________

                         Bank One, National Association
              (Exact name of trustee as specified in its charter)

A National Banking Association                           36-0899825
                                                         (I.R.S. employer
                                                         identification number)

1 Bank One Plaza, Chicago, Illinois                      60670-0126
(Address of principal executive offices)                 (Zip Code)

                        Bank One, National Association
                       1 Bank One Plaza, Suite IL1-0126
                        Chicago, Illinois   60670-0126
 Attn:  John R. Prendiville, Corporate Trust Services Division (312) 661-5223
           (Name, address and telephone number of agent for service)

                         _____________________________

                      The Bank of New York Company, Inc.
              (Exact name of obligor as specified in its charter)

New York                                                 13-2614959
(State or other jurisdiction of                          (I.R.S. employer
incorporation or organization)                           identification number)


One Wall Street
New York, New York                                       10286
(Address of principal executive offices)                 (Zip Code)

                    Guarantee of Preferred Debt Securities
                              Of BNY Capital VIII
                        (Title of Indenture Securities)

Item 1.   General Information.  Furnish the following information as to the
          --------------------
trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)       Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations With the Obligor.  If the obligor is an affiliate of the
          ------------------------------
          trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16.  List of exhibits.   List below all exhibits filed as a part of this
          -----------------
          Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 21st day of May, 2001.


            Bank One, National Association,
            Trustee

            By  /s/ John R. Prendiville
                John R. Prendiville
                Vice President




* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                May 21, 2001


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

           In connection with the qualification of a guarantee between The Bank of New York Company, Inc. and Bank One, National Association, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                   Very truly yours,

                   Bank One, National Association

                    By   /s/ John R. Prendiville
                         John R. Prendiville
                         Vice President

                                   EXHIBIT 7

Legal Title of Bank:     Bank One, NA                 Call Date: 12/31/00  ST-BK:  17-1630 FFIEC 031
Address:                 1 Bank One Plaza, Ste 0303                                        Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                             Dollar Amounts in thousands                   C400
                                                                                                               ----------------
                                                                           RCFD        BIL MIL THOU
                                                                           ----        ------------

ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                            RCFD
                                                                                      ----
    a. Noninterest-bearing balances and currency and coin(1)..........                0081           5,462,170      1.a
    b. Interest-bearing balances(2)...................................                0071           5,170,242      1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)......                1754                   0      2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)...                1773          12,523,350      2.b
3.  Federal funds sold and securities purchased under agreements to
    resell............................................................                1350          16,069,589      3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                        RCFD
                                                                                      ----
      RC-C)...........................................................                2122          55,190,023      4.a
    b. LESS: Allowance for loan and lease losses......................                3123           1,218,923      4.b
    c. LESS: Allocated transfer risk reserve..........................                3128                   0      4.c
    d. Loans and leases, net of unearned income, allowance, and                        RCF
                                                                                       ---
      reserve (item 4.a minus 4.b and 4.c)............................                2125          53,971,100      4.d
5.  Trading assets (from Schedule RD-D)...............................                3545           2,521,374      5.
6.  Premises and fixed assets (including capitalized leases)..........                2145             567,098      6.
7.  Other real estate owned (from Schedule RC-M)......................                2150                 963      7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)....................................                2130             409,736      8.
9.  Customers' liability to this bank on acceptances outstanding......                2155             340,763      9.
10. Intangible assets (from Schedule RC-M)............................                2143             202,851      10.
11. Other assets (from Schedule RC-F).................................                2160           3,989,302      11.
12. Total assets (sum of items 1 through 11)..........................                2170         101,228,538      12.

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:      Bank One, NA   Call Date:12/31/00 ST-BK: 17-1630 FFIEC
031
Address:                  1 Bank One Plaza, Ste 0303                   Page RC-2
City, State  Zip:         Chicago, IL  60670
FDIC Certificate No.:     0/3/6/1/8
                          ---------

Schedule RC-Continued

                                                                                   Dollar Amounts in
                                                                                       Thousands
                                                                                       ---------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C                RCON
                                                                             ----
        from Schedule RC-E, part 1)......................................    2200             26,522,858         13.a
        (1) Noninterest-bearing(1).......................................    6631             11,338,557         13.a1
        (2)   Interest-bearing...........................................    6636             15,184,301         13.a2

     b. In foreign offices, Edge and Agreement subsidiaries, and             RCFN
                                                                             ----
        IBFs (from Schedule RC-E, part II)...............................    2200             36,247,795         13.b
        (1) Noninterest bearing..........................................    6631                778,075         13.b1
        (2) Interest-bearing.............................................    6636             35,469,720         13.b2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                          RCFD 2800         2,276,371         14
15.  a. Demand notes issued to the U.S. Treasury                             RCON 2840           310,767         15.a
     b. Trading Liabilities(from Schedule RC-D)..........................    RCFD 3548         2,104,757         15.b

16.  Other borrowed money:                                                   RCFD
                                                                             ----
     a. With original maturity of one year or less.......................    2332             18,245,377         16.a
     b. With original maturity of more than one year.....................    A547              2,298,488         16.b
     c. With original maturity of more than three years..................    A548              1,845,898         16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding.............    2920                340,763         18.
19.  Subordinated notes and debentures...................................    3200              2,800,000         19.
20.  Other liabilities (from Schedule RC-G)..............................    2930              2,505,175         20.
21.  Total liabilities (sum of items 13 through 20)......................    2948             95,498,249         21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus.......................    3838                      0         23.
24.  Common stock........................................................    3230                200,858         24.
25.  Surplus (exclude all surplus related to preferred stock)............    3839              3,861,173         25.
26.  a. Undivided profits and capital reserves...........................    3632              1,703,180         26.a
     b. Net unrealized holding gains (losses) on available-for-sale
        securities.......................................................    8434                (36,495)        26.b
     c. Accumulated net gains (losses) on cash flow hedges..............     4336                      0         26.c
27.  Cumulative foreign currency translation adjustments.................    3284                  1,573         27.
28.  Total equity capital (sum of items 23 through 27)...................    3210              5,730,289         28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)...............................    3300            101,228,538         29.


Memorandum

To be reported only with the March Report of Condition.                                   ------------------------------------
1.   Indicate in the box at the right the number of the statement below that              N/A                           Number
      best describes the most comprehensive level of auditing work performed for the      ---
      bank by independent external auditors as of any date during 1996...........         RCFD 6724                     M.1.
                                                                                          ------------------------------------
1 =  Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 =  Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 =  Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 =  Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 =  Review of the bank's financial statements by external auditors
6 =  Compilation of the bank's financial statements byexternal auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.